Exhibit 99.1

Safe Pro Expects Record 2,300% Revenue Growth in Q3 2026 Driven by Multiple Government Contracts for AI-Powered Threat Detection and Mapping

AVENTURA, Fla. – October 7, 2026 – Safe Pro Group Inc. (Nasdaq: SPAI) (“Safe Pro” or the “Company”), a developer of artificial intelligence (AI)-enabled defense, security, and situational awareness solutions, today announced preliminary, unaudited revenue expectations for the third quarter ended September 30, 2026.

The Company expects third-quarter 2026 revenue to increase by over 2,300% to more than $2.5 million, compared with $101,422 in the third quarter of 2025 driven by the receipt of multiple U.S. Government subcontract awards supporting the U.S. Army and U.S. Air Force. For the nine months ended September 30, 2026, the Company expects revenue to increase by over 1,200% to more than $5.0 million compared with $378,977 in the same period of 2025. These figures are preliminary, unaudited estimates that remain subject to change upon completion of the Company’s quarterly closing and review procedures.

The significant quarterly revenue growth is being driven by increasing deliveries of the Company’s patented AI-powered software and edge-based battlefield intelligence solutions to multiple U.S. Government prime contractors.

In the third quarter, the Company successfully completed participation in multiple U.S. Army exercises and technology demonstrations driving new business development efforts. The Company is seeing significantly increased activity across the U.S. government, including with multiple divisions within the U.S. Army, the U.S. Air Force, and most recently, with the U.S. Department of State.

•	Based on Preliminary Unaudited Financial Data, Third Quarter 2026 Revenue Growth Expected to be More Than 2,300% Year-over-Year
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Safe Pro continues to deliver against U.S. Army and recent government contract awards for its AI software powering edge-based compute solutions, representing more than $5 million in aggregate awarded contract value year-to-date.

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Deliveries during Q3 included work under a $1.3 million subcontract from a U.S. defense prime contractor to integrate real-time AI threat detection onto autonomous unmanned ground vehicles and a $780,000 U.S. Army award for a package including its NODE AI edge-processing systems and Blue UAS drones.

–	Third quarter 2026 revenue represents increase of approximately 88% on a sequential basis compared with the second quarter of 2026.

•	Military and Dual-Use Pipelines Expanding
–	Revenue reflects growing demand across Safe Pro’s suite of AI products including for threat detection and mapping, edge compute, software licensing, and operational services and support.

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The Company has expanded its relationships across the government with existing customers such as the U.S. Army under a Cooperative Research and Development Agreement (CRADA), potentially extending its technology to use cases beyond the military into broad commercial markets and adding new relationships such as with the U.S. Department of State, where the Company was awarded a subcontract for its AI-powered demining software supporting demining activities in Ukraine. The Company believes that the use of AI-powered tools will be critical to the massive efforts required to restore Ukraine’s vital agricultural sector, recover its rare earth minerals, and support its reconstruction.

•	Strong Balance Sheet Supports Continued Growth
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Rapid execution against awarded government contracts is expected to drive high margin revenue growth and contribute to a significant increase in accounts receivable, which the Company believes, subject to customary government payment processes, will provide improved cash flows and support its operating and technology development activities through 2027.

–	The Company continues to maintain significant cash reserves and no long-term debt.

“Expected third-quarter revenue of more than $2.5 million nearly doubles our second-quarter result, and nine-month revenue of more than $5.0 million is already more than eight times our full-year 2025 revenue,” said Dan Erdberg, Chairman and Chief Executive Officer of Safe Pro Group Inc. “The growth reflects repeat orders from U.S. Army customers and our first awards from new agencies, including the Department of State and U.S. Air Force. Our priority for the fourth quarter and 2027 is growing deployments of our patented American AI technologies across multiple branches of the US Government and our allies.”

Built on battle-tested AI, Safe Pro’s technology converts raw visual data collected by drones into rapidly shareable, high-resolution 2D and 3D maps, providing a novel and scalable approach to situational awareness on the battlefield. Safe Pro’s AI dataset includes more than 3.1 million drone images and over 58,526 confirmed detections collected in over 39,777 acres of land in Ukraine. For more information about Safe Pro’s real-world landmine and UXO detections, visit: https://safeproai.com/landmine-detections/.

For information about Safe Pro Group, its subsidiaries, and technologies, please visit https://safeprogroup.com and connect with us on LinkedIn, Facebook, and X.

About Safe Pro Group Inc.

Safe Pro Group Inc. (Nasdaq: SPAI) is a mission-driven technology company delivering AI-enabled security and defense solutions. Through cutting-edge platforms like SPOTD, Safe Pro provides advanced situational awareness tools for defense, humanitarian, and homeland security applications globally. The Company is a leading provider of artificial intelligence (AI) solutions specializing in drone imagery processing and mapping, leveraging commercially available off-the-shelf drones with its proprietary machine learning and computer vision technology to enable rapid identification of explosive threats, providing a safer and more efficient alternative to traditional human-based analysis methods. Built on a cloud-based ecosystem and powered by Amazon Web Services (AWS), Safe Pro Group’s scalable platform targets multiple markets, including commercial, government, law enforcement, and humanitarian sectors where its Safe Pro AI software, Safe-Pro USA protective gear, and Airborne Response drone-based services can work in synergy to deliver safety and operational efficiency. For more information on Safe Pro Group Inc., please visit https://safeprogroup.com.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements relate to future events, future expectations, plans and prospects and in this press release include, without limitation, the Company’s projected more than 2,300% year-over-year revenue increase for Q3 2026, its projected approximately 88% sequential revenue increase compared with Q2 2026, and its projected more than 1,200% year-over-year revenue increase for the first nine months of 2026 with total revenue expected to exceed $5.0 million, which are preliminary, unaudited financial data that may be revised upon completion of the Company’s quarterly review process, Safe Pro’s ability to generate revenue from the sales of its products, its ability to support current and future customers, statements regarding commercialization and recurring revenue generation, market opportunities, business momentum, the Company’s contract pipeline and expected continued growth, the expansion of AI offerings to new platforms and applications, and the expected contribution of the Company’s government contracts to revenue. Although Safe Pro Group believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Safe Pro Group has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth under Item 1A. in the Company’s most recently filed Form 10-K and updated from time to time in the Company’s Form 10-Q filings and in other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the risk that the Company’s preliminary, unaudited estimated financial results for the third quarter and nine months ended September 30, 2026 may differ materially from the Company’s final reported results upon completion of its quarterly closing, review, and audit procedures; the Company’s limited operating history and history of losses; the Company’s ability to successfully execute on government contracts; risks related to government contracting including contract modifications, delays, or cancellations; risks related to concentration of revenue from a limited number of government programs; risks related to changes in government budgets, spending priorities, sequestration, or continuing resolutions that could reduce or delay funding for the Company’s programs; the Company’s ability to scale operations; market acceptance of the Company’s products; competition; technological changes; the Company’s reliance on third-party technology providers including AWS; risks related to international operations, including geopolitical risks associated with the ongoing conflict in Ukraine; regulatory compliance; and general economic conditions. Any forward-looking statements contained in this press release speak only as of its date. Safe Pro Group undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except as required by law.

Media Relations for Safe Pro Group Inc.:

media@safeprogroup.com

Investor Contact:

Ankit Hira, Managing Director

Solebury Strategic Communications for Safe Pro Group Inc.

spai@soleburystrat.com